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                                                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectuses of Hispanic Broadcasting Corporation (formerly Heftel Broadcasting Corporation), HBC Capital Trust I, and HBC Capital Trust II and to the incorporation by reference therein of our report dated July 2, 1997, with respect to the consolidated financial statements and schedule of Hispanic Broadcasting Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                            ERNST & YOUNG LLP

Los Angeles, California
October 14, 1999